Exhibit 4.50

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AGREEMENT NO. 006/14

Satellite Services Master Agreement through the Mexican Satellite System No. 006/14 entered by and between SATÉLITES MEXICANOS, S.A. DE C.V., hereinafter referred to as SATMEX and AMÉRICA MÓVIL PERÚ, S.A.C, hereinafter referred to as the CLIENT.

CLIENT’s Information: Legal Representative [***] / GENERAL MANAGER and [***]/ DIRECTOR ADMINISTRATION AND FINANCE

Address: [***]

Notices to: [***] Telephone number: [***]; E-mail: [***]

Billing contact: [***] Telephone number: [***]; E-mail: [***]

SATMEX’s information: Legal Representative: ING. PATRICIO ERNESTO NORTHLAND VERDEJO / DIRECTOR GENERAL

Address: Avenida Paseo de la Reforma 222, Torre de Oficinas, Piso 20, Colonia Juárez, Delegación Cuauhtémoc, C.P. 06600, México, D.F.

Notices to: Mario Alberto García Bernal / Sales Director; Telephone number: + (52 55) 2629 5837 E-mail: mario.garcia@satmex.com

Billing contact: Nallely Alejandra Rodríguez Díaz — Invoicing; Telephone number: +52 (55) 2629 5800 ext.716 E-mail: nallely.rodriguez@satmex.com

SATMEX and the CLIENT, are referred to individually as a “Party” and collectively as the “Parties” and hereby agree as follows:

CLAUSES

FIRST. Purpose. SATMEX shall provide Satellite Capacity Services as elected by the CLIENT to meet its requirements in any of the following categories: permanent service and/or occasional service and/or integral services, which will be provided by SATMEX through its satellite fleet.

The satellite services provided hereunder are: (i) Permanent Service, only includes uninterrupted satellite segment to be provided on a 24/7 basis for 30 or more calendar days; (ii) Occasional Service, includes the service to be eventually provided for a minimum of 15 minutes per broadcasting; (iii) Integral Service includes: (a) the provision of uninterrupted satellite segment and (b) the provision of broadcast equipment for the satellite signal conduction (the “Equipment”).

Notwithstanding the satellite segment category or Equipment, SATMEX shall provide the Service or the Equipment subject to availability and according to CLIENT´s requirements.

CLIENT shall exclusively use the satellite segment contracted for: (i) its own benefit or (ii) as part of an integral service that the CLIENT provides or sells to its own customers, provided that the resale of satellite capacity without added value is strictly forbidden.

With regards to the Occasional Service, CIENT may request this service using the personal and non transferable code provided by SATMEX to access the internet booking system, in accordance to the guidelines contained in Exhibit 2 to book the corresponding Occasional Service segment and according to the applicable fees.

SECOND. Exhibits. The satellite segment will be rendered to CLIENT according to the terms and conditions herein provided, as well as the terms and conditions set forth in the Exhibit applicable to each category of segment as below described:

i) Permanent Service

a)             Exhibit 1 — Permanent Service Order

ii) Occasional Service

a)             Exhibit 2 — Occasional Service Order “Procedure to Book Occasional Service”

iii) Integral Service

a)             Exhibit 1 — Integral Service Order

b)             Exhibit 2 —Equipment Description

Hereinafter such Permanent, Occasional or Integral service orders will be jointly referred to as “Service Orders” and, each will be identified with the name of the Service contracted.

According to the satellite segment contracted, each Service Order shall set forth the technical specifications, term, price, and the particular applicable terms and conditions, which duly executed by Parties will form integral part of this Agreement.

In the event a conflict between this Agreement and a Service Order arises, the terms set forth in the Service Order will prevail.

THIRD. Services Orders, Confirmation and Renewal. During the term of this Agreement, the CLIENT may request Services to SATMEX. If SATMEX has available capacity, and once the Parties agree on the contracted capacity and fee per MHz, SATMEX shall prepare the corresponding Service Order to be subscribed between the Parties that shall govern the specific Services to be rendered and that will be attached hereto.

The Service Orders may be amended by the Parties, in writing, whenever the CLIENT requests capacity increases and/or modifications to the contracted Service or new Services.

If CLIENT wishes to renew or extend a Service, the CLIENT shall provide written notice to SATMEX at least [***] calendar days prior to the Service termination date in order to reserve the requested satellite capacity. Upon SATMEX’s receipt of the notice SATMEX will negotiate in good faith the new terms and conditions, including fees, that shall be set forth in the new Service Order.

If CLIENT fails to provide notice to renew or extend a Service, or if an agreement on the new Service is not reached within [***] calendar days prior to the applicable Service termination date, SATMEX, without any liability whatsoever on its part and once the term of the corresponding Service Order has expired, may assign such satellite capacity to any third party.

FOURTH. Use compliance. No later than [***] days prior to the commencement date of Service pursuant to the corresponding Service Order, CLIENT shall provide SATMEX with a “Broadcasting Plan” to operate CLIENT’s network. CLIENT shall

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obtain SATMEX’s prior written approval for the Broadcasting Plan as a condition to begin Service, and will assign CLIENT, through electronic notice with sending acknowledgement addressed to the notice contact established in this Agreement, the satellite access frequencies and power to use the contracted bandwidth. Whether or not CLIENT has provided its Broadcasting Plan, for invoicing purposes, Service will be deemed to have started on the Service commencement date set forth in the corresponding Service Order.

If CLIENT needs to modify the Broadcasting Plan during the term of a Service Order, it shall provide an updated plan subject to SATMEX’s prior approval.

SATMEX is entitled to change, i.e., change beam pointing, move, replace, relocate or reconfigure, among others, the satellites, the Satellite Capacity or the Services, provided that no substantial degradation of any Service provided to CLIENT is caused.

SATMEX will make reasonable technical and commercial efforts to avoid relocations

SATMEX, at any time, shall notify CLIENT in writing through an electronic notice containing sending acknowledgement addressed to the notice contact established in this Agreement, about any change, informing the alternate assignments as well as the maximum date for the relocation, always procuring that coverage and performance are similar to the Service contracted. CLIENT shall perform the requested modifications to operate in the new assignment in the period set forth in the notice. SATMEX will use reasonable efforts to minimize disruptions of Service during such change

CLIENT´s Earth Station(s) shall comply with the technical specifications and parameters required by SATMEX to operate according to the Mexican Satellite System as detailed in Satmex’s Standards which, are posted at: http://www.satmex.com/tools/estandares/Estandar-Tecnico-V1-final%20rev.pdf.

CLIENT’s designated technicians are responsible for the operation of the Earth Stations of its satellite network and shall observe that the Earth Stations do not exceed the nominal satellite access parameters assigned to the bandwidth, in accordance with each Service Order. When detecting an excess, SATMEX’s personnel at Communications Control Center (CCC), will immediately request to the CLIENT’s designated technician in charge of the Earth Station or to the CLIENT’s network’s manager to perform the corresponding corrections. In the event CLIENT does not perform the necessary adjustments or does not deactivate the carriers that operate beyond the nominal satellite access parameters assigned to the bandwidth, SATMEX will notify to CLIENT in writing, who, within 5 business days, shall pay an amount equal to the applicable fee contracted for the bandwidth and/or power in excess. Likewise, CLIENT shall pay documented damages against third parties, and, in its case, the economic compensations or Interruption Credits that SATMEX shall pay to any affected customer. The payment by CLIENT of such charges does not provide any kind of authorization to continue operating the Service beyond assigned power and bandwidth.

CLIENT agrees to supervise the operating status of the Earth Stations in order to ensure that it does not cause any interference with CLIENT’s own signals, signals of other customers of SATMEX or other satellites. At any time, during the term of this Agreement, at SATMEX’s prior request, CLIENT’s Earth Stations will be subject to short On-Off Testing when searching for sources of interference. Such tests shall be performed prior agreement between the Parties, within [***] hours from SATMEX’s request.

If any of CLIENT´s Earth Station(s) produces interference to other signals during its operation, CLIENT shall cease its transmissions to the satellite until such interference is completely eliminated. If CLIENT does not suspend the broadcasting of the interference signal, SATMEX may suspend it immediately. The CLIENT agrees and acknowledges to be the exclusive responsible for repairs of interference from CLIENT’s Earth Stations, and SATMEX technical support to CLIENT is limited to recommendations to restore the Services, provided that CLIENT shall supply any and all necessary facilities that may allow, in conjunction with SATMEX’s CCC, to try to eliminate the interference. CLIENT and its final users shall be liable, at all times, before SATMEX of any interference of the Service, any other signals and/or satellites caused by CLIENT’s and/or its final users’ acts or omissions when operating Earth Stations through which the Service is provided.

FIFTH. Technical Scalation List.

CLIENT shall provide in writing to SATMEX, within 5 calendar days from the Execution Date, the name, title, telephone and fax numbers, and email addresses, of its designated technicians responsible of CLIENT’s network. In the event of changes to this information, CLIENT shall notify such modification in writing within 5 calendar days after such change occurs.

The CLIENT shall have, during the term of this Agreement, at least one designated technician available 24/7, to attend and solve any technical issue that may arise in connection with the Service or the Earth Stations.

SIXTH.  Provision of Services. If a Service Interruption occurs, SATMEX agrees to provide CLIENT an Interruption Credit to be applied against future payments for the Service, as provided in the applicable Service Order.

In case of a Service Interruption, CLIENT shall immediately notify SATMEX’s CCC. An Interruption Credit shall only be granted once CLIENT delivers SATMEX 2 or more tests or measurements demonstrating the anomaly in the provision of the services and that it is directly attributable to SATMEX. Such tests and measurements shall be reviewed and approved by SATMEX. The test measurements shall be conducted under conditions mutually agreed between the Parties. Interruption Credits shall be calculated considering the duration of the anomaly, beginning when CLIENT reports the interruption to the CCC and only for interruptions beyond 3 continuous hours.

An applicable Interruption Credit shall be calculated according to the following procedure: (i) determination of the affected capacity and the total period of time of the fail based in the report of the CCC; (ii) the fee per MHz contained in the Service Order shall be divided between 720 hours. The result of such division shall be multiplied by the total period of time of the fail reported, including the corresponding fractions and the affected capacity according to the report of the CCC, and (iii) the Interruption Credit shall be applied to the following invoicing period after the Service Interruption occurred.

Interruption Credits shall not apply if the interruption is not directly attributable to SATMEX and if SATMEX’s CCC provides support to avoid prejudicial effects on the satellite communication, including but not limited to: (i) the authorization to use another frequency of other transponder and, (ii) the authorization to use additional frequencies to those set forth in the Service Order.

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SEVENTH. Intellectual Property. Under any circumstance,  CLIENT shall use the trademarks, patents, designs, rights and/or other intellectual property right of SATMEX’s property or any of its affiliates and subsidiaries. In case CLIENT wishes to use such property rights, it shall request SATMEX to execute a separate licensing agreement.

SATMEX may rescind this Agreement in case of breach of the provision described in this Clause Seventh, without prejudice of any other legal action or provision that may apply for the breach of any intellectual and/or industrial property rights. CLIENT agrees and acknowledges that the breach or non compliance of the provisions herein contained may be subject to the applicable laws for industry secrets and/or confidential information, or any other that may apply.

EIGHTH. Payment. CLIENT shall pay SATMEX for the Services, the amounts established in each Service Order plus the corresponding taxes, in advanced monthly payments, by wire transfer, at the following bank account:

Satélites Mexicanos, S.A. de C.V.

Account number: 36184091

ABA number: 021000089

Citibank, NY 111 Wall Street, Piso 21,

10043, New York, NY

CLIENT shall pay Occasional Services in accordance with the contracted satellite segment, the broadcasting time and the fees agreed by the Parties.

CLIENT shall pay no later than the 15th day of the month in which the Service is to be provided. If the due date is a non business day, CLIENT shall be entitled to pay the following business day. If CLIENT fails to pay one monthly statement, SATMEX is entitled to suspend the Service if, after a written notice from SATMEX, CLIENT does not cure its default within a 5 calendar day period; if CLIENT fails to cure its default, SATMEX is entitled to rescind this Agreement without the need of judicial intervention in accordance with Clause Fourteenth herein. CLIENT agrees and acknowledges that to reactivate the Service; it shall pay to SATMEX all outstanding balances and the interests accrued.

If CLIENT fails to comply with its payment obligations, late payment interests will be charged from the following day of the due date and until SATMEX receives full payment. Late payment interests shall be calculated over unpaid balances for each day of delay from the due date and until SATMEX receives full payment of the principal amount and the corresponding interests at the rate of [***] % per year over unpaid balances divided among [***] days per the proportion of payment delay days.

SATMEX will apply any CLIENT’s payment to the oldest overdue amounts derived from each Service Order.

NINTH. Invoicing. Invoices for the Services will be issued in accordance to each Service Order, on a monthly basis and in US dollars within [***] business days in advance to the month in which the Service is to be provided. SATMEX will provide the electronic monthly invoice to the CLIENT’s e-mail address stated herein for such purpose. The delay of an invoice will not affect CLIENT’s obligation to timely pay for the Services.

In case any dispute arises with respect to an invoice, CLIENT shall notify SATMEX in writing at least [***] days prior to the payment due date established in Clause Eighth of this Agreement.

TENTH. Guarantee. CLIENT agrees to guarantee SATMEX the fulfillment of its obligations under this Agreement, through a cash deposit for the amount agreed between the Parties in each Service Order, such deposit shall be done to the bank account established Clause Eighth above no later than the beginning date of the Service.

The deposit shall be increased when a Service Order is subscribed and CLIENT’s payment obligations are also increased, within the following [***] business days from the date on which the obligations are increased. Likewise, in case that CLIENT’s monthly payment obligations decrease, SATMEX will apply the deposit’s difference on CLIENT’s benefit against the invoice following the decrease.

The CLIENT agrees and acknowledges that in case it maintains overdue payments, the deposit may be applied to any overdue amounts for any Service, without judicial intervention whatsoever.  CLIENT shall hold SATMEX harmless for any liability derived from the application of the guarantee deposit as it is described on this paragraph, and shall release SATMEX, its subsidiaries, affiliates and/or representatives, agents, employees or associates from and against any and all claims or procedures arising from such application. SATMEX shall provide CLIENT written notice informing about the application of the deposit. CLIENT shall restate the guarantee deposit applied immediately upon notice pursuant this paragraph, and immediately pay any outstanding amount. Failure to fulfill the obligation stated in this clause, will entitle SATMEX to rescind this Agreement.

SATMEX shall return any remaining of the guarantee deposit, upon notice pursuant CLIENT’s written request, when all Services end and all debts of CLIENT are settled in a term not to exceed 30 days.

Once the term of this Agreement and of any and all Service Orders has expired, and all payment obligations of the CLIENT have been fulfilled, including any due interests, SATMEX shall return any remaining of the guarantee deposit as established in this clause, upon CLIENT’s written notice, in a term not to exceed 30 calendar days.

ELEVENTH. Taxes. The Parties agree that each of them shall pay any and all Taxes and fees applicable to such Party according to the legal ordinances in force in their respective countries. CLIENT agrees that the amount invoiced by SATMEX for the services rendered is an amount not including taxes, and in consequence, CLIENT shall pay the amounts established in the invoice free and clear of any withholding or deduction.

For purposes of this Agreement, “Taxes” means, without limitation, any tax, fee, duty, assessment, withholding, excise, managerial taxes, sales, value-added, gross-receipt, transfer and similar taxes, imposts, and levies that may be asserted by any government or tax authority, within the residence country of each Party or in the countries where its signal is received or emitted, that are in force at the Execution Date or that may be established after the Execution Date but that any Party shall be obligated to pay.

TWELFTH. Term. The term of this Agreement shall be 12 months starting on its Execution Date and shall be automatically renewed

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for identical periods upon the same terms and conditions, unless any Party provides to the other Party written notice 90 days prior to the termination date, about its intention of not renewing this Agreement. Notwithstanding the foregoing, the terms and conditions of this Agreement and the Service Order(s) will continue to apply as long as they remain in effect.

The terms and conditions of this Agreement shall continue governing any Service Order signed before the termination date of this Agreement and until the termination date of such Service Order.

THIRTEENTH. Early Termination. Any Party may early terminate an affected Service Order, prior written notice to the other Party, in case a Satellite failure is confirmed and SATMEX does not restore the Service within: (a) 15 days from the failure date (except in case of a Force Majeure Event); or (b) within 60 days from the failure date in case a Force Majeure Event occurs; or (c) at any shorter period of time if SATMEX determines that restoration within the time frame stipulated in (a) or (b) is not reasonably achievable.

FOURTEENTH. Rescission. Any Party may rescind this Agreement without any liability whatsoever on its part and without further judicial declaration, if the other Party breaches any of its obligations set forth in this Agreement, Service Orders, and/or any future amendment, upon notice to the breaching Party, if such Party does not cure its default within 10 calendar day period after the non-breaching Party notifies to the breaching Party its default. If after such period the default has not been cured, the Agreement shall be rescinded without any further formality.

Upon termination of this Agreement or a particular Service Order for any cause, CLIENT shall immediately release the satellite capacity and SATMEX may reassign such capacity to a third party, without further liability whatsoever.

If upon the rescission or early termination of this Agreement, CLIENT does not deactivate the signals to the Satellite from the Earth Stations(s) through which the Service is rendered, the CLIENT shall pay SATMEX the double monthly price set forth in each Service Order.

In case of rescission of this Agreement or a particular Service Order, due to a CLIENT’s breach, CLIENT shall pay SATMEX all remaining and outstanding amounts so far the contracted Service’s termination date, plus collection costs and interests accrued. Additionally, SATMEX shall be entitled to retain the guarantee deposit described on Clause Tenth as deduction against such amount.

FIFTEENTH. Limitation of Liability. Except for the provisions of Clause Sixth, SATMEX shall not be liable for the warranties of the Service, including without limitation quality, suitability for any purpose or use, merchantability, non-infringement, title, course of dealing or usage of trade, are expressly disclaimed by SATMEX.

Neither Party shall be liable before the other Party for losses and/or damages due to the occurrence of a Force Majeure Event.

SATMEX shall not be responsible, under Mexican or any other country’s law, for losses or consequential damages suffered by the CLIENT or any third party.

SATMEX’s sole obligation before CLIENT is limited to those provided in Clauses Sixth (Interruption Credits) and Thirteenth (Early Termination).

SIXTEENTH. Indemnification. For purposes of this Clause and Clause Fifteenth, the term SATMEX includes any affiliate, subsidiary, and any director, officer, employee or agent of SATMEX or of its affiliates or subsidiaries.

CLIENT shall be liable for, and shall indemnify and hold SATMEX harmless against , any claim, action, or complaint of any third party before any authority in connection to the Services provided hereunder or any Service Order, due to any act attributable to the CLIENT and/or its final users, , and shall pay SATMEX all costs, expenses, losses, damages, and legal fees, for any concept, in connection to the provision of Services, including but not limited to, loss of profits or income, loss of distribution rights, property damages, expenses, injuries or death, no matter its cause, service interruptions, satellite or equipment anomalies or failures; unavailability, delay or interruption of the telecommunication services , as well as caused by:

(i) Any omission, negligence, or breach of CLIENT to this Agreement; (ii) CLIENT’s contravention of any applicable laws, rules, and regulations with regards to this Agreement and/or the Earth Stations; (iii) Any infringement by the CLIENT of any patent, copyright, trade secret or other industrial or intellectual property rights whatsoever of any other person, including using any equipment and/or systems of the CLIENT or its own customers, in connection to the Services, (v) any kind of warranty or representation that CLIENT and/or its final customers may make to a third party in connection to the Service, and (vi) claims submitted by any employee, client, contractor or agent of the CLIENT or any third party claiming any right derived from this Agreement and/or the relationship between the CLIENT and such third party.

SEVENTEENTH. Force Majeure. Neither Party shall be liable for any breach or delay to comply with its obligations under this Agreement, Service Orders and/or Exhibits, due to any Force Majeure Event, understanding by Force Majeure Event any event beyond the control of the Parties, that implies lack of fault and consequently of liability or any event beyond the Parties’ willing and their control, exceeding their ability to respond and being impossible to avoid, including direct or indirect acts of authority that prevent the Parties to comply with their obligations hereunder.

Service’s interruption due to a permanent failure of the satellite is considered a Force Majeure Event.

If the Services are interrupted in whole or in part due to a Force Majeure Event, CLIENT shall not pay the Service during the existence of such Force Majeure Event; provided, however, that CLIENT shall remain liable for any outstanding payment obligation originated before the occurrence of the Force Majeure Event and, SATMEX will apply in the following invoice the debt amounts against the proportional interrupted time for the Service affected.

If due to a Force Majeure Event, SATMEX determines that restoration of the Service(s) within 60 continuous calendar day period is not reasonably achievable, either Party may terminate this Agreement and/or a Service without any liability whatsoever on its part and without further judicial declaration. For such effects the Parties agree to specifically consider if SATMEX is

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unable to restore the Service in the period mentioned in this paragraph.

EIGHTEENTH.  Notices.  All notices to be given in connection to this Agreement must be in writing either: (i) personally with the corresponding acknowledgment of receipt; (ii) by courier or registered mail with acknowledgment of receipt of the persons mentioned in this Agreement; or (iii) by any electronic mean with acknowledgement of receipt, and shall contain the contact details established in this Agreement.

Each Party will notify the other in writing of any modification in its relevant contact information, within the following 5 business days of such change.

NINETEENTH. Licenses and Permits. The CLIENT acknowledges and agrees that SATMEX shall only provide the Service in the countries where SATMEX has obtained the corresponding permits and/or licenses to operate.

CLIENT shall use and require its final users to use any Service provided under this Agreement in compliance with any and all applicable laws of the territory in which CLIENT and/or any of its finals users use the same.

CLIENT shall be responsible for obtaining and maintaining all licenses, authorizations and permissions, to be issued by the corresponding regulatory entities, as well as for complying with the applicable laws to operate and use the Service where its Earth Stations are located.

In case CLIENT uses the Service within Mexican territory, it represents and warrants that it complies with the provisions of the Federal Telecommunications Law, particularly those set forth in article 11, section II or article 31 section II.

If CLIENT wishes to use the Services or part of them within Brazilian or Argentinean territories, CLIENT accepts and acknowledges that shall give SATMEX prior written notice with no less than 60 calendar days, to inform the procedure that must be followed by both Parties; once any and all procedures have been fulfilled, the satellite Service may be provided in such countries.

In case any authority imposes any fine or penalty to SATMEX due to any breach of the CLIENT, CLIENT shall immediately reimburse SATMEX such fine or penalty, including administrative and legal fees, in which SATMEX may incur.

TWENTIETH. Confidentiality. Each Party will use reasonable care to maintain the security and confidentiality of all information and documentation exchanged between them in connection with this Agreement and/or the Service (“Confidential Information”), during the term of this Agreement plus 5 additional years, except: (i) if Confidential Information is considered as public knowledge; (ii) in case Confidential Information is required to be disclosed by any competent authority and/or to comply with any law or legislation, and (iii) Confidential Information becomes available to the public domain.

The Parties may disclose Confidential Information only with the prior written consent of the other Party. Notwithstanding the foregoing, CLIENT authorizes SATMEX to disclose the Confidential Information in case of: (i) compliance with any legal requirement, (ii) a change of control or financial restructure, (iii) any legal or financial audit process, or (iv) notify a third party that CLIENT is SATMEX’s customer.

TWENTY FIRST. Privacy Notice. According to the Federal Law on the Protection of Personal Data held by Private Individuals and its regulations, SATMEX shall be responsible for gathering the personal data of the CLIENT and/or of those individuals representing the CLIENT (which, for purposes of this clause, are considered as the CLIENT), as well as for the use given to them and their protection (“Personal Information”).

The Parties agree that the Personal Information shall be used for: (i) identify the contact; (ii) provide the services contracted and related activities; (iii) inform about new services related to those contracted; (iv) comply with SATMEX’s obligations; (v) monitor and assess the services contracted, and (vi) for mail, electronic or telephonic contact for purposes of sharing news about the services contracted or new ones.

Personal information may be transferred and treated within and outside the country, to third parties. Accordingly, the Personal Information may be shared with affiliates of SATMEX and third parties, both in Mexico and abroad. CLIENT agrees that the Personal Information may be transferred for the purposes set forth in this clause

CLIENT is entitled to know the Personal Information gathered and rectify it. The parties agree that all requests will be subject to the privacy policy of SATMEX, posted on the website www.satmex.com, which establishes the requirements and applicable terms in each case. The parties agree that SATMEX may change at any time, at its own judgment, this privacy policy, without prior notice. Any amendment to this policy shall be published on the website mentioned above.

SATMEX agrees that the Personal Information will be protected under strict security, administrative, technical and physical measures, which have been implemented in order to protect such Personal Information against damage, loss, alteration, destruction or use, access or unauthorized treatment.

TWENTY SECOND. Assignment. SATMEX may assign this Agreement to any third party, prior written approval of the CLIENT, which shall not be unreasonably withheld.

TWENTY THIRD. Representations and Warranties.

Each Party represents and warrants that as of the execution date of this Agreement and any Service Order: (a) it has the right, power and authority to enter into and fully perform its obligations thereunder; (b) the execution and performance of this Agreement has been duly authorized by its corporate bodies; (c) this Agreement and any Service Order constitute legal, valid, and binding obligations; and (d) the fulfillment of its obligations will not constitute a material violation of any applicable law.

TWENTY FOURTH. Governing Law and Jurisdiction. If a dispute arises with respect to the compliance, content, construction and scope of the obligations contained in this agreement, the Parties agree to expressly submit to the laws in force in the Federal District and to the venue of the Federal Courts of Mexico City, waiving the jurisdiction that might correspond to them due to their present or future domicile or due to any other cause.

This agreement is executed in duplicate, keeping each Party one original counterpart, on January 19, 2014.

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The CLIENT	SATMEX
AMÉRICA MÓVIL PERÚ, S.A.C.	SATÉLITES MEXICANOS, S.A. DE C.V.

[***]	[***]

[***]

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EXHIBIT 1

SATELLITE CAPACITY SERVICE ORDER

PERMANENT SERVICE AND/OR INTEGRAL SERVICE

NO. 006/14

1.              CLIENT’S INFORMATION

Name	AMÉRICA MÓVIL PERÚ, S.A.C.
Address	[***]	City	[***]
State	[***]	Country	[***]

2.              CLIENT’S CONTACT

NOTICES

Name	[***]	Title	[***]
Telephone	[***]	E-mail	[***]

3.              SATELLITE SERVICE DETAILS

Category of Service Contracted	Permanent Service ☒ / Integral Service
Bandwidth contracted (MHz):	[***]
Satellite:	[***]
Region:	[***]
Band:	[***]
Service Commencement Date:	[***]
Service Termination Date:	[***]

PAYMENT

4.              INVOICING

Invoicing Period	[***]
Monthly fee per MHz:	[***]
Monthly amount for the Service contracted:	[***]
Total USD:	[***]

CLIENT recognizes that has satisfactorily conducted Access tests to the satellite in accordance to the operation parameters assigned by SATMEX.

5.                 CATEGORY OF SERVICE:                                                Preemptible Service ☐              Non Preemptible Service ☐

“Non-Preemptible Service” shall mean a service whose transponder has back-up amplifiers, subject to availability and is not interrupted to give priority to a protected service, but does not possess, in the event of interruption, with immediate protection in another transponder or satellite.

“Preemptible Service” is the one subject to be required at any time as it is designed to immediately protect a protected service and even a non-preemptible service, as these are considered priorities. In normal operation, the transponder has back-up amplifiers.

6.                 SPECIAL PROVISIONS:

6.1          PAYMENT.

The parties agree to amend the Third Clause of the Agreement to read, as of the Execution date of this Service Order, as follows:

“CLIENT shall pay no later than the 30th day of the month in which the Service is to be provided. If the due date is a non business day, CLIENT shall be entitled to pay the following business day. If CLIENT fails to pay one monthly statement, SATMEX is entitled to suspend the Service if, after a written notice from SATMEX, CLIENT does not cure its default within a 5 calendar day period; if CLIENT fails to cure its default, SATMEX is entitled to rescind this Agreement without the need of judicial intervention in accordance with Clause Fourteenth herein. CLIENT agrees and acknowledges that to reactivate the Service; it shall pay to SATMEX all outstanding balances and the past due interests accrued”.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

6.2          GUARANTEE.

The Parties agree that the Guarantee Deposit set forth in Clause Tenth of the Agreement shall not be applicable for this Satellite Capacity Service Order, reason why, the CLIENT shall not comply with such obligation during the term of this Satellite Capacity Service Order.

6.3                                AMENDMENT TO CLAUSE SIXTEENTH.- The Parties agree to amend second paragraph of Clause Sixteenth of the Agreement to read, as of the Execution date of this Service Order, as follows:

“CLIENT shall be sole liable for, and shall indemnify and hold SATMEX harmless against , any claim, action, or complaint of any third party against SATMEX before any authority in connection to the Services provided hereunder or any Service Order, due to any act attributable to the CLIENT and/or its final users,  and shall pay SATMEX all costs, expenses, losses, damages, and legal fees, for any concept, arising from any complaint and/or claim submitted by third parties against it in connection to the provision of services, including but not limited to, [***], expenses, injuries or death, no matter its cause, service interruptions, satellite or equipment anomalies or failures; unavailability, delay or interruption of the telecommunication services caused by the abovementioned , as well as caused by: (i) Any omission, negligence, or breach of CLIENT to this Agreement; (ii) CLIENT’s contravention of any applicable laws, rules, and regulations with regards to this Agreement and/or the Earth Stations; (iii) Any infringement by the CLIENT of any patent, copyright, trade secret or other industrial or intellectual property rights whatsoever of any other person, including using any equipment and/or systems of the CLIENT , affiliates or its own customers, in connection to the Services, (v) any kind of warranty that CLIENT and/or its final customers may make to a third party in connection to the Service, and (vi) claims submitted by any employee, client, contractor or agent of the CLIENT or any third party claiming any right derived from this Agreement and/or the relationship between the CLIENT and such third party.”

6.4          [***]

6.5          PARTIAL MIGRATION TO SATMEX 5.

CLIENT hereby acknowledges that the [***] satellite is operating in inclined orbit and agrees to migrate the [***], in the terms and conditions established in this Satellite Capacity Service Order. Once this capacity has been migrated, the price referred to in paragraph 4 above for this satellite shall apply.

CLIENT will have [***] to migrate the [***]. If CLIENT does not complete migration within that period, it shall give SATMEX a [***] days notice in advance to confirm CLIENT availability on [***] satellite. If there is availability in the [***] satellite, service will continue for the capacity pending to migrate to such satellite at the price established in paragraph 4 above for [***].

6.6          [***]

6.7          [***]

6.8          [***]

6.9          [***]

This Satellite Capacity Service Order NO. 006/14 is executed in duplicate, keeping each Party one original counterpart, on January 18, 2014.

The CLIENT	SATMEX
AMÉRICA MÓVIL PERÚ, S.A.C.	SATÉLITES MEXICANOS, S.A. DE C.V.

[***]	[***]

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